UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2003

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	59-2459427 (I.R.S. Employer Identification No.)

700 South Royal Poinciana Blvd., Suite 800 Miami Springs, Florida (Address of principal executive offices)	33166 (Zip Code)

Registrant’s telephone number, including area code: (305) 884-2001

Item 5. Other Events and Regulation FD Disclosure

On January 29, 2003, World Fuel Services Corporation (the “Company” or “World Fuel”) reported that it expects that its net income (unaudited) for the quarter ended December 31, 2002 will be $4.7 million or $0.43 per diluted share, exceeding analyst expectations for the quarter by $0.01 per diluted share. “We are very pleased with this result which demonstrates the company’s ability to deliver consistent performance in a difficult operating environment” said Paul H. Stebbins, Chairman and Chief Executive Officer of the Company. “Given our decision to change to a calendar fiscal year, audited results for our truncated 9-month year will not be announced or discussed in the conference call until February 26th. Accordingly, we thought it was important to update our shareholders on the expected results of the most recent quarter as soon as they became available. The Company continues to make progress in expanding our aviation franchise and we are beginning to see signs of improvement in the marine segment.”

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 29, 2003	World Fuel Services Corporation

/s/ Paul H. Stebbins
Paul H. Stebbins Chairman and Chief Executive Officer

/s/ Francis X. Shea
Francis X. Shea Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)